POWER OF ATTORNEY

The undersigned trustee of USCF ETF Trust (the “Trust”) hereby constitutes and appoints John P. Love, Andrew F Ngim and Stuart P. Crumbaugh, and each of them, with full power to act without the others, as her true and lawful attorney-in-fact and agent, with full power and authority of substitution and resubstitution, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission (“Commission”) the registration statement on Form N-1A for the Trust and any and all amendments to such registration statement, execute and file any request for exemptive relief from state and federal regulations, execute and file any Rule 24f-2 notices to register shares of the Trust with the Commission, execute and file any registration statement on Form N-14 with the Commission and any and all amendments thereto, and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

This Power of Attorney shall be valid for the date hereof until revoked by me. Witness our hands on the date set forth below:

SIGNATURE	TITLE	DATE

/s/ Robyn L. Alexander	Trustee	September 12, 2024
Robyn L. Alexander